                                                                    Exhibit 10.1

                                                                  Execution Copy

                     $500,000,000 Revolving Credit Agreement

                                   dated as of

                                  March 8, 2004

                                      among

                               ILFC RHINO II LLC,
                                   as Borrower

                          THE BANKS (as defined herein)

                                       and

                          CITICORP NORTH AMERICA INC.,
                             as Administrative Agent

                                TABLE OF CONTENTS

                                                                                              Page
                                                                                              ----
SECTION 1.  CERTAIN DEFINITIONS............................................................     1
         Section 1.1.  Terms Generally.....................................................     1
         Section 1.2.  Specific Terms......................................................     1
SECTION 2.  LOANS AND NOTES................................................................    10
         Section 2.1.  Agreement to Make Loans.............................................    10
         Section 2.2.  Procedure for Loans.................................................    10
         Section 2.3.  Repayment of Loans..................................................    12
SECTION 3.  INTEREST AND FEES..............................................................    12
         Section 3.1.  Interest Rates......................................................    12
         Section 3.2.  Interest Payment Dates..............................................    12
         Section 3.3.  Setting and Notice of Interest Rates................................    12
         Section 3.4.  Commitment Fee......................................................    12
         Section 3.5.  Agent's Fees........................................................    13
         Section 3.6.  Default Interest....................................................    13
         Section 3.7.  Computation of Interest and Fees....................................    13
SECTION 4.  REDUCTION OR TERMINATION OF THE COMMITMENTS; REPAYMENT; PREPAYMENTS............    13
         Section 4.1.  Voluntary Termination or Reduction of the Commitments...............    13
         Section 4.2.  Prepayments.........................................................    13
         Section 4.3.  Mandatory Prepayment................................................    14
SECTION 5.  MAKING AND PRORATION OF PAYMENTS; SET-OFF; TAXES...............................    14
         Section 5.1.  Making of Payments..................................................    14
         Section 5.2.  Pro Rata Treatment; Sharing.........................................    15
         Section 5.3.  Set-off.............................................................    15
         Section 5.4.  Taxes, etc..........................................................    15
SECTION 6.  INCREASED COSTS AND SPECIAL PROVISIONS FOR THE LOANS...........................    18
         Section 6.1.  Increased Costs.....................................................    18
         Section 6.2.  Basis for Determining Interest Rate Inadequate or Unfair............    20
         Section 6.3.  Changes in Law Rendering Certain Loans Unlawful.....................    20
         Section 6.4.  Funding Losses......................................................    20
         Section 6.5.  Discretion of Banks as to Manner of Funding.........................    21
         Section 6.6.  Conclusiveness of Statements; Survival of Provisions................    21
SECTION 7.  REPRESENTATIONS AND WARRANTIES.................................................    21
SECTION 8.  COVENANTS......................................................................    21
SECTION 9.  CONDITIONS TO LENDING..........................................................    22
         Section 9.1.  Conditions Precedent to All Loans...................................    22

                                                                                              Page
                                                                                              ----
         Section 9.2.  Conditions Subsequent to All Loans..................................    22
         Section 9.3.  Conditions to the Availability of the Commitments...................    22
SECTION 10.  EVENTS OF DEFAULT AND THEIR EFFECT............................................    22
         Section 10.1.  Events of Default..................................................    22
         Section 10.2.  Effect of Event of Default.........................................    24
SECTION 11.  THE AGENT.....................................................................    24
         Section 11.1.  Authorization......................................................    24
         Section 11.2.  Indemnification....................................................    25
         Section 11.3.  Action on Instructions of the Required Banks.......................    25
         Section 11.4.  Payments...........................................................    25
         Section 11.5.  Exculpation........................................................    26
         Section 11.6.  Credit Investigation...............................................    27
         Section 11.7.  CNAI and Affiliates................................................    27
         Section 11.8.  Resignation........................................................    27
         Section 11.9.  The Register; the Notes............................................    28
SECTION 12.  GENERAL.......................................................................    28
         Section 12.1.  Waiver; Amendments.................................................    28
         Section 12.2.  Notices............................................................    29
         Section 12.3.  Assignments; Participations........................................    30
         Section 12.4.  Costs, Expenses and Taxes..........................................    34
         Section 12.5.  Indemnification....................................................    34
         Section 12.6.  Regulation U.......................................................    35
         Section 12.7.  Extension..........................................................    35
         Section 12.8.  Captions...........................................................    35
         Section 12.9.  Governing Law; Severability........................................    35
         Section 12.10.  Counterparts; Effectiveness.......................................    35
         Section 12.11.  Further Assurances................................................    36
         Section 12.12.  Successors and Assigns............................................    36
         Section 12.13.  Waiver of Jury Trial..............................................    36
         Section 12.14.  No Fiduciary Relationship.........................................    36
         Section 12.15.  Benefits..........................................................    36
         Section 12.16.  Removal of Banks; Successor Banks.................................    36

                             SCHEDULES AND EXHIBITS

Schedule I          Schedule of Banks
Schedule II         Address for Notices
Exhibit A           Form of Note
Exhibit B           Form of Loan Request
Exhibit C           Representations and Warranties
Exhibit D           Conditions
Exhibit E           Form of Assignment and Assumption Agreement
Exhibit F           Form of Extension Notice
Exhibit G           Form of Opinion of O'Melveny & Myers LLP
Exhibit H           Form of Opinion of General Counsel of ILFC
Exhibit I           Concentration Limits
Exhibit J           ERISA Representations

                           REVOLVING CREDIT AGREEMENT

                  REVOLVING CREDIT AGREEMENT (this "Agreement"), dated as of March 8, 2004, among ILFC RHINO II LLC (herein called the "Borrower"), the financial institutions listed on the signature pages hereof (herein, together with their respective successors and assigns, collectively called the "Banks" and individually each called a "Bank") and CITICORP NORTH AMERICA INC. (herein, in its individual corporate capacity, together with its successors and assigns, called "CNAI"), as administrative agent for the Banks (herein, in such capacity, together with its successors and assigns in such capacity, called the "Agent").

                                  WITNESSETH:

                  WHEREAS, the Borrower has entered into an Indenture dated as of the date hereof (the "Indenture") with Deutsche Bank Trust Company Americas, as indenture trustee (the "Indenture Trustee"), pursuant to which notes ("Indenture Notes") may be issued from time to time in accordance with the terms thereof to fund the purchase of Aircraft or Substitute Aircraft (each as defined below) upon the delivery thereof or to refinance any Loans made hereunder.

                  WHEREAS, the Borrower has requested the Banks to lend up to $500,000,000 on a revolving basis to the Borrower for the purchase of Aircraft or Substitute Aircraft or the prepayment of any Loans made hereunder on the terms provided herein.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

                  SECTION 1.  CERTAIN DEFINITIONS.

                  Section 1.1. Terms Generally. The definitions ascribed to terms in this Section 1 and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The words "hereby", "herein", "hereof", "hereunder" and words of similar import refer to this Agreement as a whole (including any exhibits and schedules hereto) and not merely to the specific section, paragraph or clause in which such word appears. All references herein to Sections, Exhibits and Schedules shall be deemed references to Sections of and Exhibits and Schedules to this Agreement unless the context shall otherwise require. References in this Agreement to an agreement or other document (including this Agreement) include references to such agreement or document as amended, replaced or modified.

                  Section 1.2. Specific Terms. When used herein, the following terms shall have the following meanings:

                  "Adjusted LIBOR" means, with respect to any Loan Period, the rate per annum (rounded to the nearest 1/100 of 1% or, if there is no nearest 1/100 of 1%, to the next higher 1/100 of 1%), determined pursuant to the following formula:

                                Credit Agreement

                  Adjusted LIBOR =               LIBOR
                                      ----------------------------
                                        (1 - Reserve Percentage)

                  "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through ownership of stock, by contract or otherwise.

                  "Agent" - see Preamble.

                  "Aggregate Commitment" means $500,000,000, as reduced by any reduction in the Commitments made from time to time pursuant to Section 4.1 or
Section 12.16.

                  "Agreement" - see Preamble.

                  "Aircraft" means each of the aircraft listed on Exhibit E to the Security Trust Agreement, as such exhibit may be supplemented or amended from time to time in accordance with the Security Trust Agreement.

                  "Aircraft Sale" has the meaning ascribed to such term in
Section 1.01 of the Security Trust Agreement.

                  "Aircraft Purchase Agreements" has the meaning ascribed to such term in Section 1.01 of the Security Trust Agreement.

                  "Amortization Period" means the 12-month period between the Expected Principal Repayment Date and the Final Maturity Date.

                  "Applicable Margin" - see Section 3.7.

                  "Appraised Value" has the meaning ascribed to such term in
Section 1.01 of the Security Trust Agreement.

                  "Assignee" - see Section 12.3.1.

                  "Bank" - see Preamble.

                  "Bank Parties" - see Section 12.5.

                  "Base Rate" means a fluctuating interest rate per annum, as shall be in effect from time to time, which rate per annum shall on any day be equal to the higher of (a) the Prime Rate and (b) the Federal Funds Rate.

                  "Beneficiaries" has the meaning ascribed to such term in the ILFC Guaranty.

                  "Borrower" - see Preamble.

                                Credit Agreement

                  "Borrower Subsidiary" means any Subsidiary of the Borrower.

                  "Business Day" means any day of the year on which banks are open for commercial banking business in the City of New York and Los Angeles and, if the applicable Business Day relates to the determination of Adjusted LIBOR for any Loan, any such Business Day on which dealings in deposits in Dollars are transacted in the London interbank market.

                  "Closing Date" - see Section 9.3.

                  "CNAI" - see Preamble.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Collateral" has the meaning ascribed to such term in Section
1.01 of the Security Trust Agreement.

                  "Commitments" means the Banks' commitments to make Loans hereunder; and "Commitment" as to any Bank means the amount set forth opposite such Bank's name on Schedule I (as reduced in accordance with Section 4.1, or as periodically revised in accordance with Section 12.3 or Section 12.16).

                  "Communications" see Section 12.2(b).

                  "Concentration Limits" means the concentration limits set forth in Exhibit I.

                  "Contribution Agreement" means the Contribution Agreement dated as of the Closing Date among ILFC, ILFC Rhino I LLC and the Borrower.

                  "Covered Taxes" means all Taxes, including all liabilities (including, without limitation, any penalties, interest and other additions to tax) with respect thereto, other than the following Taxes, including all liabilities (including, without limitation, any penalties, interest and other additions to tax) with respect thereto: (i) Taxes imposed on the net income or capital of the Agent, a Bank, Assignee or Participant under this Agreement and franchise taxes imposed in lieu thereof (including without limitation branch profits taxes, minimum taxes and taxes computed under alternative methods, at least one of which is based on net income (collectively referred to as "net income taxes")) by (A) the jurisdiction under the laws of which such Agent, Bank, Assignee or Participant under this Agreement is organized or resident for tax purposes or any political subdivision thereof or (B) the jurisdiction of such Agent, Bank, Assignee or Participant's applicable lending office or any political subdivision thereof or (C) any jurisdiction with which such Agent, Bank, Assignee or Participant has any present or former connection (other than solely by virtue of being a Bank under this Agreement), (ii) any Taxes to the extent that they are in effect and would apply to a payment to such Agent, Bank, Assignee or Participant as of the date of a change in the jurisdiction of such Agent, Bank, Assignee or Participant's applicable lending office or (iii) any Taxes that would not have been imposed but for (A) the failure or unreasonable delay by such Agent, Bank, Assignee or Participant, as applicable, to complete, provide, or file and update or renew, any application forms, certificates, documents or other evidence required from time to time, properly completed and duly executed, to qualify for any applicable exemption from or reduction of Taxes, including, without

                                Credit Agreement
limitation, the certificates, documents or other evidence required under Sections 5.4(b), 5.4(c) and 5.4(e) (unless such failure or delay results from a change in applicable law after the Closing Date or the date of the applicable agreement pursuant to which such Assignee or Participant, as the case may be, acquires an interest under this Agreement, which precludes such Agent, Bank, Assignee or Participant, as applicable, from qualifying for such exemption or reduction) or (B) the gross negligence or willful misconduct of such Agent, Bank, Assignee or Participant.

                  "Cure Period" - see Section 2.2(c)(i).

                  "Dollar" and "$" refer to the lawful money of the United States of America.

                  "Eligible Amount" means, with respect to any Aircraft or Substitute Aircraft, an amount equal to the lesser of (i) the aggregate amount of the applicable offering for which an Offering Event has been declared (excluding any amount to be utilized in the prepayment of any Loans), multiplied by a fraction, the numerator of which is the Appraised Value of such Aircraft or Substitute Aircraft and the denominator of which is the Appraised Value of all Aircraft and Substitute Aircraft to be financed in connection with such offering and the related Offering Event and (ii) 100% of the Appraised Value of such Aircraft or Substitute Aircraft. For the purpose of calculating the "Eligible Amount", the Appraised Value, in each case, shall mean the Appraised Value in effect at the time of such Offering Event.

                  "Eligible Assignee" means (a) any Bank, and any Affiliate of any Bank and (b)(i) a commercial bank organized under the laws of the United States or any state thereof or the District of Columbia, (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof or the District of Columbia, (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such a country and (iv) a finance company, insurance company, mutual fund, leasing company or other financial institution or fund (whether a corporation, partnership or other entity) which is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business, and having total assets in excess of $150,000,000.

                  "ERISA" - see Exhibit J.

                  "Event of Default" means any of the events described in
Section 10.1.

                  "Event of Loss" has the meaning ascribed to such term in
Section 1.01 of the Security Trust Agreement.

                  "Expected Loan" means, with respect to any Offering Event, each Loan made or expected to be made in connection with such Offering Event.

                  "Expected Principal Repayment Date" means September 15, 2005, and if such date is not a Business Day, then the Business Day next succeeding such date.

                                Credit Agreement

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

                  "Final Maturity Date" means September 15, 2006, and if such date is not a Business Day, then the Business Day next succeeding such date.

                  "Financed Aircraft" means, collectively, with respect to any Loan or Indenture Note, each Aircraft or Substitute Aircraft owned by the Borrower or any Subsidiary, the acquisition of which was financed by such Loan or Indenture Note (or, if the context so requires, with respect to all Loans and all Indenture Notes). There shall only be one Loan outstanding at any time by each Bank for each Financed Aircraft.

                  "Foreign Subsidiary" means a Borrower Subsidiary that is organized under the laws of a jurisdiction other than a state of the United States or the District of Columbia.

                  "Funding Date" means the date on which any Loan is scheduled to be disbursed.

                  "Funding Office" means, with respect to any Bank, any office or offices of such Bank or Affiliate or Affiliates of such Bank through which such Bank shall fund or shall have funded any Loan. A Funding Office may be, at such Bank's option, either a domestic or foreign office of such Bank or a domestic or foreign office of an Affiliate of such Bank.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantor" means ILFC, in its capacity as guarantor under the ILFC Guaranty.

                  "Guarantor Event of Default" has the meaning ascribed to the term "Event of Default" in the ILFC Guaranty.

                  "ILFC" means International Lease Finance Corporation, a California corporation.

                  "ILFC Benchmark Yield" means, with respect to any Loan, the "ILFC Benchmark Yield" specified in the Offering Event Notice attached to the Loan Request for such Loan.

                  "ILFC Guaranty" means the Guaranty dated as of the Closing Date by ILFC in favor of and for the benefit of the Security Trustee and for the benefit of the Beneficiaries.

                  "Indemnified Liabilities" - see Section 12.5.

                  "Indenture" - see Recitals.

                                Credit Agreement

                  "Indenture Event of Default" has the meaning ascribed to the term "Event of Default" in the Indenture.

                  "Indenture Note" means any note issued pursuant to the Indenture.

                  "Indenture Note Holder" means any holder of an Indenture Note.

                  "Indenture Trustee" - see Recitals.

                  "Interest Rate" means, with respect to any Loan Period for any LIBOR Loan, Adjusted LIBOR for such Loan Period plus the Applicable Margin for such Loan (or if Section 6.2(a), 6.2(b) or 6.3 is applicable, the Base Rate shall be used therefor in lieu of both LIBOR and the Applicable Margin), except that during the Amortization Period, the Interest Rate for any Loan Period for any LIBOR Loan shall be Adjusted LIBOR for such Loan Period plus two times the Applicable Margin for such Loan on the Funding Date of such Loan (or the Base Rate as provided for above plus the Applicable Margin for such Loan).

                  "Lease" has the meaning ascribed to such term in Section 1.01 of the Security Trust Agreement.

                  "Lessee" has the meaning ascribed to such term in Section 1.01 of the Security Trust Agreement.

                  "LIBOR" means, with respect to any Loan Period, the London interbank offered rate of Dollar deposits for such Loan Period determined pursuant to the Reference Agency Agreement.

                  "LIBOR Loan" means any Loan bearing interest at a rate based on LIBOR.

                  "Lien" means any mortgage, pledge, lien, security interest or other charge, encumbrance or preferential arrangement of any kind or nature whatsoever, including the retained security title of a conditional vendor or lessor, statutory or other rights in rem, any levy or any right or possession or detention. For avoidance of doubt, the parties hereto acknowledge that the filing of a financing statement under the Uniform Commercial Code does not, in and of itself, give rise to a Lien.

                  "Litigation Actions" means all litigation, claims and arbitration proceedings, proceedings before any Governmental Authority or investigations which are pending or, to the knowledge of the Borrower, threatened against, or affecting, the Borrower or any Borrower Subsidiary.

                  "LLC Agreement" means the Limited Liability Company Agreement of the Borrower dated as of March 8, 2004 entered into by ILFC Rhino I LLC as the sole member.

                  "Loan" - see Section 2.1.

                  "Loan Period" means, with respect to any Loan, the period commencing on such Loan's Funding Date and ending on the Reset Date immediately succeeding such Funding Date

                                Credit Agreement
and, thereafter, each subsequent period commencing on the last day of the immediately preceding Loan Period and ending on the next succeeding Reset Date; provided, however, that if a Loan Period would otherwise end on a day which is not a Business Day, such Loan Period shall end on the next succeeding Business Day (unless such next succeeding Business Day would fall in the next succeeding calendar month, in which case such Loan Period shall end on the next preceding Business Day).

                  "Loan Request" - see Section 2.2(a).

                  "LTV Ratio" has the meaning ascribed to such term in Section
1.01 of the Security Trust Agreement.

                  "Manufacturer" has the meaning ascribed to such term in
Section 1.01 of the Security Trust Agreement.

                  "Material Adverse Effect" means (i) any material adverse effect on the business, properties, condition (financial or otherwise) or operations of the Borrower and any Subsidiaries, taken as a whole since any stated reference date or from and after the date of determination, as the case may be, (ii) any material adverse effect on the ability of the Borrower to perform its material obligations hereunder or (iii) any material adverse effect on the legality, validity, binding effect or enforceability of any material provision of this Agreement.

                  "Member" means ILFC Rhino I LLC, a Delaware limited liability company.

                  "Note" means any promissory note of the Borrower, substantially in the form of Exhibit A, duly completed, evidencing Loans made to the Borrower, as such note may be amended, modified or supplemented or supplanted pursuant to Section 12.3.1 from time to time.

                  "Notice Office" means the office of CNAI designated as such which, as of the date hereof, is located at 2 Penns Way, Suite 200, New Castle, DE 19720, Telecopy Number 212-994-0847; Telephone 302-894-6089.

                  "Offering Event" means a proposed capital markets offering of Indenture Notes for (i) the acquisition of Aircraft or Substitute Aircraft or
(ii) the prepayment of outstanding Loans and the acquisition of Aircraft or Substitute Aircraft, which Citigroup Global Markets Inc. was unable to sell on terms and conditions mutually acceptable to the Borrower and Citigroup Global Markets Inc.

                  "Offering Event Notice" means, with respect to any Offering Event, a notice delivered to the Agent by Citigroup Global Markets Inc. stating that such Offering Event has occurred.

                  "Operating Bank" means Citibank, N.A.

                  "Operative Documents" means this Agreement, the Notes (if any), the Indenture, the Indenture Notes, the Security Trust Agreement, the Servicing Agreement, the Reference Agency Agreement, the ILFC Guaranty, the LLC Agreement, the Rhino I LLC Agreement, each SPV Operating Agreement, each SPV Guaranty and the Contribution Agreement.

                                Credit Agreement

                  "Participant" - see Section 12.3.2.

                  "Payment Office" means the office of the Agent designated as such, which as of the date hereof, is at 2 Penns Way, Suite 200, New Castle, DE 19720, Account Number 40548046 at Citibank, NA; ABA 021-000-089; Ref:
International Lease Finance; Attn: Carolyn Figueroa.

                  "Percentage" means as to any Bank the ratio, expressed as a percentage, that such Bank's Commitment as set forth opposite such Bank's name on Schedule I, as periodically revised in accordance with Section 12.3 or
Section 12.16, bears to the Aggregate Commitment or, if the Commitments have been terminated, the ratio, expressed as a percentage, that the aggregate principal amount of such Bank's outstanding Loans bears to the aggregate principal amount of all outstanding Loans.

                  "Permitted Encumbrance" has the meaning ascribed to such term in Section 1.01 of the Security Trust Agreement.

                  "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

                  "Prime Rate" means the rate of interest from time to time announced by Citibank, N.A. at its principal office in New York City as its prime commercial lending rate.

                  "Prior Loans" means, with respect to any Offering Event, all Loans outstanding at the time of the declaration of such Offering Event.

                  "Reference Agency Agreement" means the Reference Agency Agreement dated as of the Closing Date among the Reference Agent, the Agent, the Indenture Trustee, the Borrower and the Servicer.

                  "Reference Agent" means the Person acting, at the time of determination, in the capacity of the Reference Agent under the Reference Agency Agreement. The initial Reference Agent is Citicorp North America Inc.

                  "Register" - see Section 11.9(a).

                  "Required Banks" means Banks having an aggregate Percentage of more than 50%.

                  "Reserve Percentage" means for any day in any Loan Period for any Loan that percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor thereto) or other U.S. government agency for determining the reserve requirement (including, without limitation, any marginal, basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding one billion dollars in respect of eurocurrency funding liabilities. Adjusted LIBOR shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage.

                                Credit Agreement

                  "Reset Date" means the 15th day of each calendar month.

                  "Rhino I" means ILFC Rhino I LLC.

                  "Rhino I LLC Agreement" means the Limited Liability Company Agreement of Rhino I dated as of March 8, 2004 entered into by ILFC as the sole member.

                  "Secured Parties" has the meaning ascribed to such term in the Security Trust Agreement.

                  "Security Trust Agreement" means the Security Trust Agreement dated as of the Closing Date among the Borrower, ILFC Rhino I LLC, the additional grantors referred to therein, the Servicer, the Security Trustee, the Indenture Trustee, the Agent and the Operating Bank.

                  "Security Trustee" means the Person appointed, at the time of determination, as the trustee for the benefit of the Secured Parties pursuant to the Security Trust Agreement. The initial Security Trustee is Citicorp North America Inc.

                  "Servicer" means the Person acting at the time of determination, in the capacity of the Servicer under the Servicing Agreement. The initial Servicer is ILFC.

                  "Servicing Agreement" means the Servicing Agreement dated as of the Closing Date between the Borrower and the Servicer.

                  "SPV" - see Section 12.3.

                  "SPV Guaranty" means a Subsidiary Guaranty by a Borrower Subsidiary, a form of which is attached as Exhibit F to the Security Trust Agreement.

                  "SPV Operating Agreement" means the agreement pursuant to which each Borrower Subsidiary is incorporated, formed or otherwise organized and which shall be reasonably acceptable to the Agent.

                  "Subsidiary" means any Person of which or in which the Borrower or any Borrower Subsidiary owns directly or indirectly 50% or more of:

                  (a) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such Person, if it is a corporation,

                  (b) the capital interest or profits interest of such Person, if it is a partnership, joint venture or similar entity,

                  (c) the membership interest of such Person, if it is a limited liability company, or

                  (d) the beneficial interest of such Person, if it is a trust, association or other unincorporated organization.

                                Credit Agreement

                  "Substitute Aircraft" has the meaning ascribed to such term in
Section 1.01 of the Security Trust Agreement.

                  "Successor Bank" - see Section 12.16.

                  "Taxes" with respect to any Person means income, excise and other taxes, and all assessments, imposts, duties and other governmental charges or levies, imposed upon such Person, its income or any of its properties, franchises or assets by any Governmental Authority.

                  "Terminating Bank" - see Section 12.16.

                  "Termination Date" means, with respect to any Bank, the earlier to occur of (a) the Expected Principal Repayment Date and (b) the date on which the Commitments shall terminate pursuant to Section 10.2, the date specified as such Bank's Termination Date pursuant to Section 12.16 or the Commitments shall be reduced to zero pursuant to Section 4.1.

                  "Unmatured Event of Default" means any event which if it continues uncured will, with lapse of time or notice or lapse of time and notice, constitute an Event of Default.

                  "Voluntary Prepayment" - see Section 4.2.

                  SECTION 2.  LOANS AND NOTES.

                  Section 2.1. Agreement to Make Loans. On the terms and subject to the conditions of this Agreement, each Bank, severally and for itself alone, agrees to make loans in respect of the prepayment of the outstanding principal amount of Loans theretofore made hereunder or in respect of the acquisition of Aircraft and Substitute Aircraft (herein collectively called "Loans" and individually each called a "Loan") on a revolving basis from time to time from the Closing Date until such Bank's Termination Date in such Bank's Percentage of such aggregate amounts as the Borrower may from time to time request as provided in Section 2.2; provided, that (a) the proceeds of each such Loan shall be used first, to prepay the outstanding principal amount of all Prior Loans made hereunder and second, to finance the purchase of one or more Aircraft or Substitute Aircraft, (b) the aggregate principal amount of all outstanding Loans of any Bank shall not at any time exceed the amount set forth opposite such Bank's name on Schedule I (as reduced in accordance with Section 4.1, Section
12.3 or Section 12.16) and (c) the aggregate principal amount of all outstanding Loans of all Banks shall not at any time exceed the amount referred to in
Section 2.2(b). Within the limits of this Section 2.1, the Borrower may from time to time borrow, prepay and reborrow Loans on the terms and conditions set forth in this Agreement.

                  Section 2.2.  Procedure for Loans.

                  (a) Loan Requests. With respect to any Loan, the Borrower shall give the Agent irrevocable telephonic notice at the Notice Office (promptly confirmed in writing on the same day), not later than 10:30 a.m., New York City time, at least three Business Days prior to the Funding Date of such Loan, and the Agent shall promptly advise each Bank, the Reference Agent and the Security Trustee thereof and request the Reference Agent to notify the Agent of LIBOR. Each such notice to the Agent (a "Loan Request") shall be substantially in the form of

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

Exhibit B and shall, among other things, attach a copy the Offering Event Notice in respect of such Loan and specify (i) the Funding Date (which shall be a Business Day), (ii) the aggregate amount of the Loan requested (in an amount permitted under clause (b) below) and, if applicable, the principal amount of the Prior Loans being prepaid in connection therewith and (iii) the Aircraft or Substitute Aircraft in respect of which such Loan Request is being made.

                  (b) Amount and Increments of Loans. Each Loan Request shall contemplate Loans in a minimum aggregate amount of $10,000,000 or a higher integral multiple of $1,000,000, not to exceed, however, the least of (a) the unused Aggregate Commitment, (b) $1,000,000,000 less the aggregate outstanding principal amount of the Indenture Notes, (c) that portion of the applicable Offering Event related to the prepayment of Prior Loans plus the aggregate Eligible Amount of the Aircraft or Substitute Aircraft to be financed on the related Funding Date and (d) the maximum amount permitted to maintain the LTV Ratio, as determined by the Security Trustee.

                  (c) Funding of Loans.

                  (i) Not later than 1:30 p.m., New York City time, on the Funding Date of a Loan, each Bank shall, subject to this Section 2.2(c), provide the Agent at its Notice Office with immediately available funds covering such Bank's Loan (provided, that a Bank's obligation to provide funds to the Agent shall be deemed satisfied by such Bank's delivery to the Agent at its Notice Office not later than 1:30 p.m., New York City time, of a Federal reserve wire confirmation number covering the proceeds of such Bank's Loan) and the Agent shall pay over such funds to the Borrower (or as timely instructed in writing by the Borrower) not later than 5:00 p.m., New York City time, on such day if the Agent shall have received the documents required under Section 9.1 with respect to such Loan and the other conditions precedent to the making of such Loan shall have been satisfied not later than 12:00 noon, New York City time, on such day. If the Agent does not receive such documents or such other conditions precedent have not been satisfied prior to such time, then (A) the Agent shall not pay over such funds, (B) the Loan Request related to such Loan shall be deemed cancelled in its entirety (provided that if the Borrower fails to meet only conditions precedent by the Funding Date solely relating to the ability of the manufacturer of the related Aircraft or Substitute Aircraft to deliver such Aircraft or Substitute Aircraft on the delivery date scheduled therefor or solely dependent upon the action of any third party (but only if the Borrower and its Affiliates have fully performed all acts required of them for such action of such third party) then, at the request of the Borrower, such deemed cancellation shall be postponed for up to five Business Days following the related Funding Date to permit the Borrower such additional time to satisfy such conditions precedent (the "Cure Period")), (C) the Borrower shall be liable to each Bank in accordance with Section 6.4 and (D) the Agent shall return the amount previously provided to the Agent by each Bank on the next following Business Day (or the next Business Day after the Cure Period shall have expired).

                  (ii) The Borrower agrees, notwithstanding its previous delivery of any documents required under Section 9.1 with respect to a particular Loan, immediately to notify the Agent of any failure by it to satisfy the conditions precedent to the making of such Loan. The Agent shall be entitled to assume, after it has received each of the documents required under Section
9.1 with respect to a particular Loan, that each of the conditions precedent to the making of such Loan has

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
been satisfied absent actual knowledge to the contrary received by the Agent prior to the time of the receipt of such documents. Unless the Agent shall have notified the Banks prior to 10:30 a.m., New York City time, on the Funding Date of any Loan that the Agent has actual knowledge that the conditions precedent to the making of such Loan have not been satisfied, the Banks shall be entitled to assume that such conditions precedent have been satisfied.

                  (d) Repayment of Loans. If any Bank is to make a Loan hereunder on a day on which the Borrower is to prepay all or any part of any outstanding Loan held by such Bank pursuant to Section 4.2, the proceeds of such new Loan shall be applied to make such prepayment and only an amount equal to the positive difference, if any, between the amount being borrowed and the amount being prepaid shall be requested by the Agent to be made available by such Bank to the Agent as provided in Section 2.2(c).

                  Section 2.3. Repayment of Loans. Subject to Section 4, Section 5.1(b) and Section 12.7, the Borrower hereby promises to pay the Agent for account of each Bank the principal of each Loan made by such Bank on the Expected Principal Repayment Date.

                  SECTION 3.  INTEREST AND FEES.

                  Section 3.1. Interest Rates. The Borrower hereby promises to pay interest on the unpaid principal amount of each Loan for the period commencing on the Funding Date for such Loan until such Loan is due at a rate per annum equal to the Interest Rate applicable to each Loan Period for such Loan.

                  Section 3.2. Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on the last day of the Loan Period therefor. After the Final Maturity Date for any Loan, accrued interest on such Loan shall be payable on demand.

                  Section 3.3. Setting and Notice of Interest Rates. Upon receipt of a Loan Request for any Loan, the Agent shall notify the Reference Agent of the number of days in the initial Loan Period for such Loan. LIBOR for each Loan during each Loan Period therefor shall be determined by the Reference Agent pursuant to the Reference Agency Agreement and promptly upon receipt of notice thereof, the Agent shall give notice of the Interest Rate for such Loan to the Borrower, the Servicer, each Bank and the Security Trustee. Each determination of the applicable interest rate by the Agent shall be conclusive and binding upon the parties hereto in the absence of demonstrable error.

                  The Agent shall, upon written request of the Borrower or any Bank, deliver to the Borrower or such Bank a statement showing the computations used by the Agent in determining the interest rate applicable to any Loan.

                  Section 3.4. Commitment Fee. The Borrower agrees to pay to the Agent for the accounts of the Banks pro rata in accordance with their respective Percentages an annual commitment fee computed by multiplying the average daily unused amount of the Aggregate Commitment by 0.10% per annum. Such fee shall be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year (beginning with March 15, 2004) until the Commitments have expired or have been terminated and on the date of such expiration or

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
termination, in each case for the period then ending for which such commitment fee has not previously been paid.

                  Section 3.5. Agent's Fees. The Borrower agrees promptly to pay to the Agent such fees as may be agreed from time to time by the Borrower and the Agent.

                  Section 3.6. Default Interest. After the maturity of any Loan or installment thereof (whether by acceleration or otherwise), such Loan or installment shall bear interest on the unpaid principal amount thereof at a rate per annum equal to the Interest Rate from time to time in effect for such Loan (but not less than the interest rate in effect for such Loan immediately prior to maturity) plus 1% per annum.

                  Section 3.7. Computation of Interest and Fees. (a) Interest on LIBOR Loans (including any default interest payable pursuant to Section 3.6), and commitment fees shall be computed for the actual number of days elapsed on the basis of a 360-day year (including with respect to the Loan Period for any Loan, the first day but excluding the last day of such Loan Period) and interest on Loans bearing interest based on the Base Rate shall be computed for the actual number of days elapsed on the basis of a 365/366 day year, as the case may be. The interest rate applicable to each Loan shall change simultaneously with each change in the Interest Rate.

                  (b) For purposes of determining the Interest Rate of any Loan, the "Applicable Margin" shall be the greater of (i) the difference between (x) the interest rate resulting by swapping the ILFC Benchmark Yield as of any date to one-month LIBOR as of such date and (y) one-month LIBOR as of such date and
(ii) 0.50% per annum.

                  SECTION 4. REDUCTION OR TERMINATION OF THE COMMITMENTS;
                             REPAYMENT; PREPAYMENTS.

                  Section 4.1. Voluntary Termination or Reduction of the Commitments. The Borrower may at any time on at least 5 Business Days' prior irrevocable notice received by the Agent (which shall promptly on the same day or on the next Business Day advise each Bank thereof) permanently reduce the amount of the Commitments (such reduction to be pro rata among the Banks according to their respective Percentages) to an amount not less than the aggregate principal amount of all outstanding Loans. Any such reduction shall be in the amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof. The Borrower may from time to time on like irrevocable notice terminate the Commitments upon payment in full of all Loans, all interest accrued thereon, all fees and all other obligations of the Borrower hereunder. The Borrower shall provide a copy of any notice given pursuant to this Section 4.1 to the Security Trustee.

                  Section 4.2. Prepayments. The Borrower may at any time and from time to time voluntarily prepay any Loans in whole or in part, in each case, without premium or penalty, except as may be required pursuant to subsection (d) below (a "Voluntary Prepayment"); provided, that (a) each Voluntary Prepayment in part shall be in an aggregate principal amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof, (b) in connection with any Voluntary Prepayment, the Borrower shall give the Agent at its Notice Office (which shall

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
promptly advise each Bank) not less than five Business Days' (except in the case of a prepayment of Prior Loans with a Loan, such notice shall be satisfied by the delivery of an executed Loan Request no less than three Business Days prior to such Loan's Funding Date) prior irrevocable notice thereof specifying the Loans to be voluntarily prepaid and the date and amount of prepayment, (c) any prepayment of principal of any Loan shall include accrued interest to the date of prepayment on the principal amount being prepaid, together with any other amounts due and payable hereunder, (d) any prepayment of a Loan shall be subject to the provisions of Section 6.4, (e) any prepayment of principal of any Loan made during the Amortization Period shall be applied to installments thereof in inverse order of maturity and (f) any prepayment shall be applied by the Agent to the Loans on a pro rata basis (or as otherwise specified by the Borrower).

                  Section 4.3. Mandatory Prepayment. (a) The parties agree that in connection with any Event of Loss pursuant to Section 3.04(a)(iv), permanent requisition pursuant to Section 3.04(a)(v) of the Security Trust Agreement, Aircraft Sale pursuant to Section 3.04(a)(iii) of the Security Trust Agreement or transfer or sale pursuant to Section 2.09(b)(ii) and (iii) of the Security Trust Agreement, the provisions of Section 3.07(c) of the Security Trust Agreement shall apply.

                  (b) With respect to any Loan, if the Borrower fails to comply with any of the conditions subsequent set forth in Section 9.2, the Borrower shall prepay such Loan, together with all accrued interest thereon and any other amounts due and payable hereunder, immediately upon demand from the Agent.

                  SECTION 5. MAKING AND PRORATION OF PAYMENTS; SET-OFF; TAXES.

                  Section 5.1. Making of Payments. (a) Except as provided in
Section 2.2(d) and Section 5.1(b), payments (including those made pursuant to Section 4.1) of principal of, or interest on, the Loans and all payments of fees shall be made to the Agent in immediately available funds at its Payment Office not later than 12:00 Noon, New York City time, on the date due; and funds received after that hour shall be deemed to have been received by the Agent on the next following Business Day. The Agent shall promptly remit to each Bank its share (if any) of each such payment. All payments under Section 6 shall be made promptly by the Borrower directly to the Persons entitled thereto.

                  (b) Each of the parties hereto acknowledges and agrees that notwithstanding anything herein to the contrary, certain payments due from the Borrower to the Agent and the Banks are required to be paid to the Security Trustee for disbursement to the Agent and Banks in accordance with the terms and conditions of the Security Trust Agreement. The Borrower shall be relieved of its obligations to make such payments only to the extent that the amount paid to the Security Trustee is sufficient to pay all amounts then required to be paid to the Agent and the Banks in full after giving effect to all payments then required by the Security Trust Agreement to be made prior to or pari passu with such amounts.

                                Credit Agreement

                  Section 5.2.  Pro Rata Treatment; Sharing.

                  (a) Except as required pursuant to Section 6 or Section 12.16, each payment or prepayment of principal of any Loans, each payment of interest on the Loans, and each payment of the commitment fee shall be allocated pro rata among the Banks in accordance with their respective Percentages.

                  (b) Subject to Section 3.08 of the Security Trust Agreement (which each Bank hereby acknowledges and agrees to), if any Bank or other holder of a Loan shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise) on account of principal of, interest on or fees or other amounts with respect to any Loan in excess of the share of payments and other recoveries (exclusive of payments or recoveries under Section 6 or Section 12.16) such Bank or other holder would have received if such payment had been distributed pursuant to the provisions of Section 5.2(a), such Bank or other holder shall purchase from the other Banks or holders, in a manner to be specified by the Agent, such participations in the Loans held by them as shall be necessary so that all such payments of principal and interest with respect to the Loans shall be shared by the Banks and other holders pro rata in accordance with their respective Percentages; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Bank or holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                  Section 5.3. Set-off. The Borrower agrees that the Agent, each Bank, each Assignee and each Participant has all rights of set-off and bankers' lien provided by applicable law, and the Borrower further agrees that at any time (a) any amount owing by the Borrower under this Agreement is due to any such Person or (b) any Event of Default exists, each such Person may, subject to the provisions of Section 5.2(b), apply to the payment of any amount payable hereunder any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter with such Person.

                  Section 5.4.  Taxes, etc.

                  (a) All payments made by the Borrower to the Agent, any Bank, any Assignee or any Participant under this Agreement and the Notes (if any) shall be made without any set-off or counterclaim, and free and clear of and without deduction for or on account of any present or future Covered Taxes now or hereafter imposed (except to the extent that such withholding or deduction
(x) is compelled by law, (y) results from the breach, by the recipient of a payment, of its agreement contained in Section 5.4(b), Section 5.4(c) or Section 5.4(e) or (z) would not be required if the representation or warranty contained in the second sentence of Section 5.4(b) were true as of the date of this Agreement, or with respect to a Bank that becomes a Bank pursuant to Section 12.3.1, Section 12.3.2 or Section 12.16, true at the time such Bank becomes a Bank hereunder). If the Borrower is compelled by law to make any such deductions or withholdings of any Covered Taxes it will:

                  (i) pay to the relevant authorities the full amount required to be so withheld or deducted,

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

                  (ii) except to the extent that such withholding or deduction results from the breach by the recipient of its agreement contained in
         Section 5.4(b), Section 5.4(c) or Section 5.4(e) or, if applicable, would not be required if the representation or warranty contained in the second sentence of Section 5.4(b) were true as of the date of this Agreement, or with respect to a Bank that becomes a Bank pursuant to
         Section 12.3.1, Section 12.3.2 or Section 12.16, true at the time such Bank becomes a Bank hereunder, pay such additional amounts as may be necessary in order that the net amount received by the Agent, each Bank, each Assignee and each Participant after such deductions or withholdings (including any required deduction or withholding on such additional amounts) shall equal the amount such payee would have received had no such deductions or withholdings been made, and

                  (iii) promptly forward to the Agent (for delivery to such payee) an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authorities.

                  Moreover, if any Covered Taxes are directly asserted against the Agent, any Bank, any Assignee or any Participant, such payee may pay such Covered Taxes, and, upon receipt of an official receipt or other satisfactory documentation evidencing such payment, the Borrower shall promptly pay such additional amount (including, without limitation, any penalties, interest or reasonable expenses) as may be necessary in order that the net amount received by such payee after the payment of such Covered Taxes (including any Covered Taxes on such additional amount) shall equal the amount such payee would have received had no such Covered Taxes been asserted (provided, that the Agent, the Banks, and any Assignee or Participant shall use reasonable efforts, to the extent consistent with applicable laws and regulations, to minimize to the extent possible any such Covered Taxes if they can do so without material cost or legal or regulatory disadvantage). For purposes of this Section 5.4, a distribution hereunder by the Agent or any Bank to or for the account of any Bank, Assignee or Participant shall be deemed to be a payment by the Borrower. The Borrower's agreement under this Section 5.4 shall survive repayment of the Loans, cancellation of any Notes or any termination of this Agreement.

                  (b) In consideration of, and as a condition to, the Borrower's undertakings in Section 5.4(a), each Bank other than a Bank that is organized and existing under the laws of the United States of America or any state thereof or the District of Columbia (a "Non-U.S. Bank") agrees to execute and deliver to the Agent at its Payment Office for delivery to the Borrower, before the first scheduled payment date in each year, (i) to the extent it acts for its own account with respect to any portion of any sums paid or payable to such Non-U.S. Bank under this Agreement, two original copies of United States Internal Revenue Service Forms W-8BEN, W-8ECI or W-8EXP (or any successor forms), as appropriate, properly completed and duly executed

                                Credit Agreement
by such Non-U.S. Bank, and claiming complete exemption from withholding and deduction of United States Federal Taxes, (ii) to the extent it does not act or has ceased to act for its own account with respect to any portion of any sums paid or payable to such Bank under this Agreement (for example, in the case of a typical participation by such Non-U.S. Bank), (1) for the portion of any such sums paid or payable with respect to which such Non-U.S. Bank acts for its own account, two original copies of the forms or statements required to be provided by such Non-U.S. Bank under subsection (i) of this Section 5.4(b), properly completed and duly executed by such Non-U.S. Bank and claiming complete exemption from withholding and deduction of United States Federal Taxes, and (2) for the portion of any such sums paid or payable with respect to which such Non-U.S. Bank does not act or has ceased to act for its own account, two original copies of United States Internal Revenue Service Form W-8IMY (or any successor forms), properly completed and duly executed by such Non-U.S. Bank, together with any information, if any, such Non-U.S. Bank chooses to transmit with such form, and any other certificate or statement of exemption required under the Code or the regulations issued thereunder. Each Bank hereby represents and warrants to the Borrower that, at the date of this Agreement, or at the time such Bank becomes a Bank hereunder, it is entitled to receive payments of principal and interest hereunder without deduction for or on account of any Taxes imposed by the United States of America or any political subdivision thereof and (iii) acknowledges that in the event that after the date of this Agreement or after the date that a Bank becomes a Bank hereunder, such Bank is no longer entitled to receive payments or principal and interest hereunder without deduction for or on account of any Taxes imposed by the United States of America or any political subdivision thereof, such Bank will be subject to removal pursuant to Section 12.16.

                  (c) Each Non-U.S. Bank hereby agrees, from time to time after the initial delivery by such Non-U.S. Bank of any forms or other information pursuant to Section 5.4(b), whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence so delivered obsolete or inaccurate in any material respect, that such Non-U.S. Bank shall promptly (and in all events, prior to the next applicable payment date), deliver to the Agent at the Payment Office for delivery to the Borrower two original copies of any renewal, amendment or additional or successor forms, properly completed and duly executed by such Non-U.S. Bank, together with any other certificate or statement of exemption required by applicable law or regulation in order to (i) confirm or establish such Non-U.S. Bank's complete exemption from withholding and deduction of United States Federal Taxes with respect to payments to such Bank under this Agreement or (ii) in the case of a change in law after the date on which such Non-U.S. Bank became a Bank hereunder that results in a withholding or deduction of United States Federal Taxes on payments hereunder to such Non-U.S. Bank, establish the status of such Non-U.S. Bank as other than a United States person for United States Federal tax purposes and, to the extent entitled under an applicable treaty or other law, claim the benefit of a reduced rate of withholding and deduction of United States Federal Taxes with respect to any such payments under an applicable tax treaty of the United States, or (iii) if applicable, confirm or establish that such Non-U.S. Bank does not act for its own account with respect to any portion of any such payments.

                  (d) If the Borrower determines in good faith that a reasonable basis exists for contesting a Covered Tax with respect to which the Borrower has paid an additional amount under this Section 5.4, the Agent and the Banks, as applicable, shall, subject to Section 5.4(f), cooperate with the Borrower in challenging such Covered Tax at the Borrower's expense if requested by the Borrower (it being understood and agreed that neither the Agent nor any Bank shall have any obligation to contest, or any responsibility for contesting, any
Tax). If the Agent or a Bank has actual knowledge that it is entitled to receive a refund (whether by way of a direct payment or by clearly identifiable offset to an amount otherwise owed to the relevant taxing authority) in respect of a Covered Tax with respect to which the Borrower has paid an additional amount under this Section 5.4, it shall promptly notify the Borrower of the availability of such

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
refund (unless it was made aware of such refund by the Borrower) and shall, within 30 days after the receipt of a request from the Borrower, apply for such refund at the Borrower's expense. If the Agent or any Bank receives a refund (whether by way of a direct payment or by clearly identifiable offset to an amount otherwise owed to the relevant taxing authority) of any Covered Tax with respect to which the Borrower has paid an additional amount under this Section
5.4 which, in the reasonable good faith judgment of the Agent or such Bank, as the case may be, is allocable to such payment made under this Section 5.4, the amount of such refund (together with any interest received thereon) shall be paid to the Borrower, but only to the extent of the additional amounts received from the Borrower, provided that, in the case of a Covered Tax the Borrower was required to deduct and withhold under this Section 5.4, the Borrower deducted and withheld such Covered Tax in full as and when required pursuant to this
Section 5.4, provided further, that if such refund subsequently becomes unavailable or must be returned, this will be treated as a Covered Tax indemnifiable under this Section 5.4.

                  (e) Each Bank that is organized and existing under the laws of the United States of America or any state thereof or the District of Columbia (a "U.S. Bank") agrees to execute and deliver to the Agent at the Payment Office for delivery to the Borrower, on or before the date of this Agreement or on or before the date such Bank becomes a Bank hereunder and on or before the date on which such Bank ceases to act for its own account with respect to the applicable portion of any sums paid or payable to such U.S. Bank and before the first scheduled payment date in each subsequent year a copy of United States Internal Revenue Service Form W-9 (or any successor forms) properly completed and duly executed by such U.S. Bank, and claiming that it is organized and existing under the laws of the United States of America or any state thereof or the District of Columbia.

                  (f) Nothing contained in this Section 5.4 shall require any Bank to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

                  (g) Each Bank shall promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to receipt of additional amounts pursuant to this Section
5.4 and will designate a different Funding Office if such designation will avoid the need for, or reduce the amount of, such amounts and will not, in such Bank's sole discretion, be otherwise disadvantageous to such Bank.

                  SECTION 6. INCREASED COSTS AND SPECIAL PROVISIONS FOR THE
                             LOANS.

                  Section 6.1.  Increased Costs.

                  (a) If after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or any Funding Office of such Bank) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency,

                                Credit Agreement

                  (A) shall subject any Bank (or any Funding Office of such Bank) to any tax, duty or other charge with respect to its LIBOR Loans, its Notes (if any) or its obligation to make LIBOR Loans, or shall change the basis of taxation of payments to any Bank (or any Funding Office of such Bank) of the principal of or interest on its LIBOR Loans or any other amounts due under this Agreement in respect of its LIBOR Loans or its obligation to make LIBOR Loans (except for changes in the rate of tax on the overall net income of such Bank or its Funding Office imposed by any Governmental Authority of the country in which such Bank is incorporated or in which such Bank's Funding Office is located);

                  (B) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve included in the determination of additional interest pursuant to
         Section 3.6), special deposit, assessment (including any assessment for insurance of deposits) or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or any Funding Office of such Bank); or

                  (C) shall impose on any Bank (or any Funding Office of such Bank) any other condition affecting its LIBOR Loans, its Notes (if any) or its obligation to make or maintain LIBOR Loans;

and the result of any of the foregoing is to increase the cost to (or to impose an additional cost on) such Bank (or any Funding Office of such Bank) of making or maintaining any LIBOR Loan, or to reduce the amount of any sum received or receivable by such Bank (or such Bank's Funding Office) under this Agreement or under its Notes (if any) with respect thereto, then within 10 days after demand by such Bank (which demand shall be accompanied by a statement setting forth the basis of such demand), the Borrower shall pay directly to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or such reduction (without duplication of any amounts which have been paid or reimbursed).

                  (b) If, after the date hereof, any Bank shall determine that the adoption, effectiveness or phase-in of any applicable law, rule, guideline or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or any Funding Office of such Bank or any Person controlling such Bank) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Bank or any Person controlling such Bank as a consequence of its obligations hereunder to a level below that which such Bank or such controlling Person could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or such controlling Person's policies with respect to capital adequacy), then, from time to time, within 10 days after demand by such Bank (which demand shall be accompanied by a statement setting forth the basis of such demand), the Borrower shall pay directly to such Bank such additional amount or amounts as will compensate such Bank or such controlling Person for such reduction.

                                Credit Agreement

                  (c) Each Bank shall promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section 6.1 and will designate a different Funding Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in such Bank's sole judgment, be otherwise disadvantageous to such Bank.

                  Section 6.2. Basis for Determining Interest Rate Inadequate or Unfair. If with respect to the Loan Period for any LIBOR Loan:

                  (a) the Reference Agent advises the Agent that the Reference Agent has determined (which determination shall be binding and conclusive on all parties) that, by reason of circumstances affecting the LIBOR market, adequate and reasonable means do not exist for ascertaining LIBOR; or

                  (b) the Required Banks advise the Agent that the Interest Rate as determined by the Agent with reference to LIBOR will not adequately and fairly reflect the cost to such Required Banks of maintaining or funding Loans for such Loan Period, or that the making or funding of Loans has become impracticable as a result of an event occurring after the date of this Agreement which in such Required Banks' opinion materially affects Loans, then (i) the Agent shall promptly notify the Borrower, the Banks, the Indenture Trustee and the Security Trustee thereof and of the Base Rate in effect at such time and (ii) so long as such circumstances shall continue, such Loan shall bear interest at a floating rate per annum based on the Base Rate and no Bank shall be under any obligation to make any Loan based on LIBOR, but shall make Loans hereunder based on the Base Rate.

                  Section 6.3. Changes in Law Rendering Certain Loans Unlawful. In the event that any change in (including the adoption of any new) applicable laws or regulations, or in the interpretation of applicable laws or regulations by any Governmental Authority or other regulatory body charged with the administration thereof, should make it (or in the good faith judgment of such Bank raise a substantial question as to whether it is) unlawful for a Bank to make, maintain or fund any LIBOR Loan, then (a) such Bank shall promptly notify each of the other parties hereto, (b) upon the effectiveness of such event and so long as such unlawfulness shall continue, the obligation of such Bank to make LIBOR Loans shall be suspended and any request by the Borrower for Loans shall, as to such Bank, be deemed a request for a Loan based on the Base Rate, (c) on the last day of the current Loan Period for such Bank's Loans (or, in any event, if such Bank so requests on such earlier date as may be required by the relevant law, regulation or interpretation) such Bank's Loans shall cease to be maintained as LIBOR Loans and shall thereafter bear interest at a floating rate per annum based on the Base Rate and (d) no Bank shall be under any obligation to make any Loan based on LIBOR, but shall make Loans hereunder based on the Base Rate. If at any time the event giving rise to such unlawfulness shall no longer exist, then such Bank shall promptly notify the Borrower and the Agent.

                  Section 6.4. Funding Losses. The Borrower hereby agrees that upon demand by any Bank (which demand shall be accompanied by a statement setting forth the basis for the calculations of the amount being claimed) the Borrower will indemnify such Bank against any

                                Credit Agreement
net loss or expense which such Bank may sustain or incur (including, without limitation, any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain any LIBOR Loan), as reasonably determined by such Bank, as a result of
(a) any payment or mandatory or voluntary prepayment (including, without limitation, any payment pursuant to Section 6.3 or any payment resulting from acceleration) of any LIBOR Loan of such Bank on a date other than the last day of the Loan Period for such Loan or (b) any failure of the Borrower to borrow or to pay or prepay any Loans on the originally scheduled Funding Date specified therefor pursuant to this Agreement (including, without limitation, any failure to borrow resulting from any failure to satisfy the conditions precedent to such borrowing) or the date specified for such payment or prepayment pursuant to this Agreement or by notice pursuant hereto, as the case may be. For this purpose, all notices to the Agent pursuant to this Agreement shall be deemed to be irrevocable and the Agent shall provide a copy thereof to the Security Trustee.

                  Section 6.5. Discretion of Banks as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary (but subject to Section 6.1(c)), each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Bank had actually funded and maintained each Loan during the Loan Period for such Loan through the purchase of deposits having a maturity corresponding to such Loan Period and bearing an interest rate equal to the rate borne by such Loan for such Loan Period.

                  Section 6.6. Conclusiveness of Statements; Survival of Provisions. Determinations and statements of any Bank pursuant to this Section 6 shall be conclusive absent demonstrable error, and each Bank may use reasonable averaging and attribution methods in determining compensation pursuant to
Section 6.1 or 6.4. The provisions of this Section 6 shall survive termination of this Agreement and payment of the Loans.

                  SECTION 7. REPRESENTATIONS AND WARRANTIES.

                  (a) To induce the Banks to enter into this Agreement and to make Loans hereunder, the Borrower hereby makes to the Agent and the Banks each of the representations and warranties contained in Exhibit C, which representations and warranties shall survive the execution and delivery of this Agreement and the Notes (if any) and the disbursement of the initial Loans hereunder.

                  (b) Each Bank hereby makes the representation and warranty contained in Exhibit J hereto.

                  SECTION 8. COVENANTS.

                  Until the expiration or termination of the Commitments, and thereafter until all obligations of the Borrower hereunder and under the Notes (if any) are paid in full, the Borrower agrees that, unless at any time the Required Banks shall otherwise expressly consent in writing, it will observe and comply with each of the covenants set forth in Exhibit D to the Security Trust Agreement.

                                Credit Agreement

                  SECTION 9. CONDITIONS TO LENDING.

                  Section 9.1. Conditions Precedent to All Loans. Each Bank's obligation to make each Loan is subject to the conditions precedent set forth in Part A of Exhibit D.

                  Section 9.2. Conditions Subsequent to All Loans. The Borrower shall comply with each of the conditions subsequent set forth in Part B of Exhibit D.

                  Section 9.3. Conditions to the Availability of the Commitments. The obligations of each Bank hereunder are subject to the satisfaction of the conditions precedent set forth in Part C of Exhibit D, and the Banks' Commitments shall not become available until the date on which the Agent has determined that each of such conditions precedent shall have been satisfied or, to the extent not so satisfied, waived in writing by the Required Banks (the "Closing Date").

                  SECTION 10. EVENTS OF DEFAULT AND THEIR EFFECT.

                  Section 10.1. Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

                  10.1.1. Non-Payment of the Loans, etc. Default in the payment when due of any principal of any Loan or default and continuance thereof for five Business Days, in the payment when due of any interest on any Loan, any fees or any other amounts payable by the Borrower hereunder;

                  10.1.2. Bankruptcy, Insolvency, etc. The Borrower, ILFC Rhino I LLC or any Borrower Subsidiary becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or the Borrower, ILFC Rhino I LLC or any Borrower Subsidiary applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for the Borrower, ILFC Rhino I LLC or any Borrower Subsidiary or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Borrower, ILFC Rhino I LLC or any Borrower Subsidiary or for a substantial part of the property of any thereof and is not discharged within 60 days; or any warrant of attachment or similar legal process is issued against any substantial part of the property of the Borrower, ILFC Rhino I LLC or any Borrower Subsidiary which is not released within 60 days of service; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding (except the voluntary dissolution, not under any bankruptcy or insolvency law, of a Subsidiary), is commenced in respect of the Borrower, ILFC Rhino I LLC or any Borrower Subsidiary, and, if such case or proceeding is not commenced by the Borrower, ILFC Rhino I LLC or any Borrower Subsidiary it is consented to or acquiesced in by the Borrower, ILFC Rhino I LLC or any Borrower Subsidiary or remains for 60 days undismissed; or the Borrower, ILFC Rhino I LLC or any Borrower Subsidiary takes any corporate action to authorize, or in furtherance of, any of the foregoing;

                  10.1.3. Non-Compliance with this Agreement. Failure by either
         (a) the Borrower to comply with or to perform any of its covenants in this Agreement or any other

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
         provision of this Agreement (and not constituting an Event of Default under any of the other provisions of this Section 10.1) and continuance of such failure for 90 days (or, if the Borrower failed to give notice of such noncompliance or nonperformance to the Agent within one Business Day after obtaining actual knowledge thereof, 90 days less the number of days elapsed between the date the Borrower obtained such actual knowledge and the date the Borrower gives such notice, but in no event less than one Business Day) after notice thereof to the Borrower from the Agent, any Bank or the holder of any Note or (b) ILFC Rhino I to comply with or to perform any of its covenants in the Security Trust Agreement (and not constituting an Event of Default under any of the other provisions of this Section 10.1) and continuance of such failure for 90 days (or, if ILFC Rhino I LLC failed to give notice of such noncompliance or nonperformance to the Security Trustee within one Business Day after obtaining actual knowledge thereof, 90 days less the number of days elapsed between the date ILFC Rhino I LLC obtained such actual knowledge and the date ILFC Rhino I LLC gives such notice, but in no event less than one Business Day) after notice thereof to ILFC Rhino I LLC from the Security Trustee, the Indenture Trustee, the Agent, any Bank or the holder of any Note.

                  10.1.4. Representations and Warranties. Any representation or warranty made by the Borrower herein or by ILFC Rhino I LLC in the Security Trust Agreement is untrue or misleading in any material respect when made or deemed made; or any schedule, statement, report, notice, or other writing furnished by the Borrower to the Agent or any Bank or by ILFC Rhino I LLC to the Security Trustee is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified; or any certification made or deemed made by the Borrower to the Agent or any Bank or by ILFC Rhino I LLC to the Security Trustee is untrue or misleading in any material respect on or as of the date made or deemed made;

                  10.1.5. Litigation. There shall be entered against the Borrower or any Borrower Subsidiary one or more judgments or decrees in excess of $50,000,000 in the aggregate at any one time outstanding for the Borrower and all Borrower Subsidiaries and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof, excluding those judgments or decrees for and to the extent to which the Borrower or any Borrower Subsidiary (a) is insured and with respect to which the insurer has not denied coverage in writing or (b) is otherwise indemnified if the terms of such indemnification are satisfactory to the Agent;

                  10.1.6. Collateral. There shall have been an impairment in any material respect of the security interest in the Collateral granted pursuant to the Security Trust Agreement;

                  10.1.7. Guarantor Event of Default. Any Guarantor Event of Default has occurred and is continuing;

                  10.1.8. Indenture Event of Default. Any Indenture Event of Default has occurred and is continuing so long as any Indenture Note is outstanding;

                  10.1.9. LLC Agreements. Any violation of the LLC Agreement or Rhino I LLC Agreement has occurred; or

                                Credit Agreement

                  10.1.10. ILFC Ownership. The Issuer or ILFC Rhino I LLC ceases to be 100% owned (directly or indirectly) by ILFC.

                  Section 10.2. Effect of Event of Default. If (a) an Event of Default described in Section 10.1.2 shall have occurred, (b) any Guarantor Event of Default described in Section 12(c) of the ILFC Guaranty shall have occurred or (c) the Indenture Trustee shall have declared the Indenture Notes to be immediately due and payable or the Indenture Notes shall otherwise have become immediately due and payable, then the Commitments (if they have not theretofore terminated) shall immediately terminate and all Loans and all interest and other amounts due hereunder shall become immediately due and payable, all without presentment, demand or notice of any kind, all of which are hereby waived by the Borrower; and, in the case of any other Event of Default, the Agent may, and upon written request of the Required Banks shall, declare the Commitments (if they have not theretofore terminated) to be terminated and all Loans and all interest and other amounts due hereunder to be due and payable, whereupon the Commitments (if they have not theretofore terminated) shall immediately terminate and all Loans and all interest and other amounts due hereunder shall become immediately due and payable, all without presentment, demand or notice of any kind, all of which are hereby waived by the Borrower. The Agent shall promptly advise the Borrower, each Bank, the Guarantor, the Indenture Trustee, the Servicer and the Security Trustee of any such declaration, but failure to do so shall not impair the effect of such declaration.

                  The Banks agree that all remedies to be taken with respect to
(x) the Collateral shall be exercised by the Security Trustee acting in accordance with the terms of the Security Trust Agreement and (y) the ILFC Guaranty and any SPV Guaranty shall be exercised by the Security Trustee acting in accordance with the terms of the ILFC Guaranty, such SPV Guaranty and the Security Trust Agreement.

                  Upon the written direction of 100% of the Banks, the Agent will, by written notice to the Borrower, the Indenture Trustee, the Guarantor, the Servicer and the Security Trustee, rescind and annul any declaration made pursuant to this Section 10.2 thereby annulling its consequences if: (i) there has been paid to the Banks amounts sufficient to pay all overdue installments of interest on the Loans, and the principal of the Loans that would have become due other than by reason of such declaration of acceleration; (ii) the rescission does not conflict with any judgment or decree; (iii) all Events of Default (other than the Events of Default arising solely by reason of such acceleration) have been cured or waived; and (iv) the acceleration of the Indenture Notes has been rescinded pursuant to Section 5.02 of the Indenture.

                  SECTION 11. THE AGENT.

                  Section 11.1. Authorization. Each Bank and the holder of each Loan or interest therein authorizes the Agent to act on behalf of such Bank or holder to the extent provided herein and in the Security Trust Agreement and any other document or instrument delivered hereunder or in connection herewith, and to take such other action as may be reasonably incidental thereto and to appoint Citibank North America Inc. as security trustee pursuant to Section 6.01 of the Security Trust Agreement. Subject to the provisions of Section 11.3, the Agent will take such action permitted by any agreement delivered in connection with this Agreement as may be requested in writing by the Required Banks or if required under Section 12.1, all of the Banks.

                                Credit Agreement

The Agent shall promptly remit in immediately available funds to each Bank or other holder its share of all payments received by the Agent for the account of such Bank or holder, and shall promptly transmit to each Bank (or share with each Bank the contents of) each notice it receives from the Borrower pursuant to this Agreement.

                  Section 11.2. Indemnification. The Banks agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower), ratably according to their respective Percentages, from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses which may at any time (including, without limitation, at any time following the repayment of the Loans) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided, that no Bank shall be liable for the payment to the Agent of any portion of such actions, causes of action, suits, losses, liabilities, damages and expenses resulting from the Agent's or its employees' or agents' gross negligence or willful misconduct. Without limiting the foregoing, subject to Section 12.4 each Bank agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent in such capacity in connection with the preparation, execution or enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement or any amendments or supplements hereto or thereto to the extent that the Agent is not reimbursed for such expenses by the Borrower. All obligations provided for in this Section 11.2 shall survive repayment of the Loans, cancellation of the Commitments and of the Notes (if any) or any termination of this Agreement.

                  Section 11.3. Action on Instructions of the Required Banks. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Loans) or in the Security Trust Agreement, the Agent shall not be required to exercise any discretion or take any action, but the Agent shall in all cases be fully protected in acting or refraining from acting upon the written instructions from (a) the Required Banks, except for instructions which under the express provisions hereof must be received by the Agent from all Banks and (b) in the case of such instructions, from all Banks. In no event will the Agent be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement, the Security Trust Agreement or applicable law. The relationship between the Agent and the Banks is and shall be that of agent and principal only and nothing herein contained shall be construed to constitute the Agent a trustee for any holder of a Loan or of a participation therein nor to impose on the Agent duties and obligations other than those expressly provided for herein.

                  Section 11.4. Payments. (a) The Agent shall be entitled to assume that each Bank has made its Loan available in accordance with Section 2.2(c), unless such Bank notifies the Agent at its Notice Office prior to 11:00 a.m., New York City time, on the Funding Date for such Loan that it does not intend to make such Loan available, it being understood that no such notice shall relieve such Bank of any of its obligations under this Agreement. If the Agent makes any payment to the Borrower on the assumption that a Bank has made the proceeds of such Loan available to the Agent but such Bank has not in fact made the proceeds of such Loan available to the Agent, such Bank shall pay to the Agent on demand an amount equal to the amount of such Bank's Loan, together with interest thereon for each day that elapses from and

                                Credit Agreement
including such Funding Date to but excluding the Business Day on which the proceeds of such Bank's Loan become immediately available to the Agent at its Payment Office prior to 12:00 Noon, New York City time, at the Federal Funds Rate for each such day, based upon a year of 360 days. A certificate of the Agent submitted to any Bank with respect to any amounts owing under this Section 11.4(a) shall be conclusive absent demonstrable error. If the proceeds of such Bank's Loan are not made available to the Agent at its Payment Office by such Bank within three Business Days after such Funding Date, the Agent shall be entitled to recover such amount upon two Business Days' demand from the Borrower, together with interest thereon for each day that elapses from and including such Funding Date to but excluding the Business Day on which such proceeds become immediately available to the Agent prior to 12:00 Noon, New York City time, the Federal Funds Rate for each such day at based upon a year of 360 days. Nothing in this paragraph (a) shall relieve any Bank of any obligation it may have hereunder to make any Loan or prejudice any rights which the Borrower may have against any Bank as a result of any default by such Bank hereunder.

                  (b) The Agent shall be entitled to assume that the Borrower has made all payments due hereunder from the Borrower on the due date thereof unless it receives notification prior to any such due date from the Borrower that the Borrower does not intend to make any such payment, it being understood that no such notice shall relieve the Borrower of any of its obligations under this Agreement. If the Agent distributes any payment to a Bank hereunder in the belief that the Borrower has paid to the Agent the amount thereof but the Borrower has not in fact paid to the Agent such amount, such Bank shall pay to the Agent on demand (which shall be made by facsimile or personal delivery) an amount equal to the amount of the payment made by the Agent to such Bank, together with interest thereon for each day that elapses from and including the date on which the Agent made such payment to but excluding the Business Day on which the amount of such payment is returned to the Agent at its Payment Office in immediately available funds prior to 12:00 Noon, New York City time, at the Federal Funds Rate for each such day, based upon a year of 360 days. If the amount of such payment is not returned to the Agent in immediately available funds within three Business Days after demand by the Agent, such Bank shall pay to the Agent on demand the amount calculated in the manner specified in the preceding sentence. A certificate of the Agent submitted to any Bank with respect to amounts owing under this Section 11.4(b) shall be conclusive absent demonstrable error.

                  Section 11.5. Exculpation. The Agent shall be entitled to rely upon advice of counsel concerning legal matters, and upon this Agreement and any Note, security agreement, schedule, certificate, statement, report, notice or other writing which it believes to be genuine or to have been presented by a proper person. Neither the Agent nor any of its directors, officers, employees or agents shall (a) be responsible for any recitals, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of, this Agreement, any Note or any other instrument or document delivered hereunder or in connection herewith, (b) be deemed to have knowledge of an Event of Default or Unmatured Event of Default until after having received actual notice thereof from the Borrower, the Indenture Trustee or a Bank, (c) be under any duty to inquire into or pass upon any of the foregoing matters, or to make any inquiry concerning the performance by the Borrower or any other obligor of its obligations or (d) in any event, be liable as such for any action taken or omitted by it or them, except for its or their own gross negligence or willful misconduct. The agency hereby created

                                Credit Agreement
shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, the Agent in its individual capacity.

                  Section 11.6. Credit Investigation. Each Bank acknowledges, and shall cause each Assignee or Participant to acknowledge in its assignment or participation agreement with such Bank, that it has (a) made and will continue to make such inquiries and has taken and will take such care on its own behalf as would have been the case had the Loans been made directly by such Bank or other applicable Person to the Borrower without the intervention of the Agent or any other Bank and (b) independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made and will continue to make its own credit analysis and decisions relating to this Agreement. Each Bank agrees and acknowledges, and shall cause each Assignee or Participant to agree and acknowledge in its assignment or participation agreement with such Bank, that the Agent makes no representations or warranties about the creditworthiness of the Borrower or any other party to this Agreement or with respect to the legality, validity, sufficiency or enforceability of this Agreement or any Note.

                  Section 11.7. CNAI and Affiliates. CNAI and each of its successors as Agent shall have the same rights and powers hereunder as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and CNAI and any such successor and its Affiliates may accept deposits from, lend money to and generally engage, and continue to engage, in any kind of business with any of the Borrower or any Affiliate of any thereof as if CNAI or such successor were not the Agent hereunder.

                  Section 11.8. Resignation. The Agent may resign as such at any time upon at least 30 days' prior notice to the Borrower, the Servicer and the Banks and shall deliver a copy of such notice to the Indenture Trustee and the Security Trustee. In the event of any such resignation, Banks having an aggregate Percentage of more than 50% shall as promptly as practicable appoint a successor Agent from among the Banks reasonably acceptable to the Borrower (no such acceptance being required if an Event of Default has occurred and is continuing). If no successor Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent from among the Banks reasonably acceptable to the Borrower (no such acceptance being required if an Event of Default has occurred and is continuing), which shall be a commercial bank organized under the laws of the United States of America or of any state thereof or the District of Columbia or under the laws of another country which is doing business in the United States of America and having a combined capital, surplus and undivided profits of at least $1,000,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor agent (with a copy of such acceptance to be delivered to the Indenture Trustee and the Security Trustee), such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from all further duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                                Credit Agreement

                  Section 11.9. The Register; the Notes.

                  (a) The Agent, acting on behalf of the Borrower, shall maintain a register for the inscription of the names and addresses of Banks and the Commitments and Loans of each Bank and each Financed Aircraft in respect of which a Loan was made hereunder or in respect of which a Loan was prepaid with the proceeds of a Loan made hereunder from time to time (the "Register"). The Borrower, the Banks, and the Agent may treat each Person whose name is inscribed in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Guarantor, the Agent, any Bank or the Security Trustee at any reasonable time and from time to time upon reasonable prior notice.

                  (b) The Agent shall inscribe in the Register the Commitments and the Loans from time to time of each Bank, the amount of each Bank's participation in outstanding Loans, the Financed Aircraft in respect of which such Loan was made and each repayment or prepayment in respect of the principal amount of the Loans of each Bank, the principal amount owing from time to time by the Borrower in respect of each Loan to each Bank of such Loans and the dates on which the Loan Period for each such Loan shall begin and end and the rate of interest applicable to such Loan Period. Any such inscription shall be conclusive and binding on the Borrower and each Bank, absent manifest or demonstrable error; provided that failure to make any such inscription, or any error in such inscription, shall not affect any of the Borrower's obligations in respect of the applicable Loans. The inscription in the Register of the principal amount owing from time to time by the Borrower in respect of each Loan shall constitute an unconditional and irrevocable covenant by the Borrower in favor of the Person whose name is so inscribed as the Bank in respect of such Loan that the Borrower will make all payments of principal and interest in respect of the Loan in accordance with this Agreement, make all other payments required by this Agreement to be made by it in respect of such Loan and otherwise perform all of its obligations under this Agreement in full and by the due date.

                  (c) Each Bank shall record on its internal records the amount of each Loan made by it and each payment in respect thereof; provided that in the event of any inconsistency between the Register and any Bank's records, the inscriptions in the Register shall govern, absent manifest or demonstrable error.

                  (d) If so requested by any Bank by written notice to the Borrower (with a copy to the Agent) at least two Business Days prior to the Closing Date or at any time thereafter, the Borrower shall execute and deliver to such Bank (and/or, if so specified in such notice, any Person who is an assignee of such Bank pursuant to Section 12.3.1 hereof) promptly after receipt of such notice, a Note, appropriately completed, substantially in the form of Exhibit A.

                  (e) After the occurrence of the Event of Default and upon the written request of the Indenture Trustee to the Agent, the Agent shall make the Register available for inspection by the Indenture Trustee.

                  SECTION 12. GENERAL.

                  Section 12.1. Waiver; Amendments. No delay on the part of the Agent, any Bank, or the holder of any Loan in the exercise of any right, power or remedy shall operate as a

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
waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or any Note shall in any event be effective unless the same shall be in writing and signed and delivered by the Agent and by Banks having an aggregate Percentage of not less than the aggregate Percentage expressly designated herein with respect thereto or, in the absence of such designation as to any provision of this Agreement or any Note, by the Required Banks and if the same shall materially adversely affect the holders of the Indenture Notes, unless the consent of the Indenture Trustee is obtained with respect thereto, and then any amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, modification, waiver or consent (a) shall extend or increase the amount of the Commitments, extend the maturity of any Commitment or Loan (other than in accordance with Section 12.7), change the definition of "Applicable Margin", "Interest Rate", "Required Banks" or "Percentage" in Section 1, change the definition of "LTV Ratio" in the Security Trust Agreement, amend or modify Section 3.1, or change any of the defined terms used in Section 3.1, amend or modify Section 3.4, Section 3.6,
Section 3.7, Section 10.1.1, Section 10.1.10, or this Section 12.1 or otherwise change the aggregate Percentage required to effect any amendment, modification, waiver or consent without the written consent of all Banks, (b) shall modify or waive any of the conditions precedent specified or referred to in Section 9.1 (excluding clause 1(e) of Part A of Exhibit D) for the making of any Loan without the written consent of the Bank which is to make such Loan or (c) shall extend (other than in accordance with Section 12.7) the scheduled maturity or reduce the principal amount of, or rate of interest on, reduce or waive any fee hereunder or extend the due date for or waive any amount payable under, any Loan without the written consent of the holder of the Commitment or Loan adversely affected thereby. The Agent shall not consent to any (y) amendment or modification to Section 2.01, Section 2.02, Article III (except insofar as it relates to Concentration Limits), Section 8.01, Section 10.01 or Section 10.05 of the Security Trust Agreement which is materially adverse to the Banks or (z) release the ILFC Guaranty or change to the absolute and unconditional nature of the ILFC Guaranty, without the written consent of all Banks. No provisions of
Section 11 shall be amended, modified or waived without the Agent's written consent.

                  Section 12.2. Notices. (a) All notices, requests and demands to or upon the respective parties hereto to be effective shall be either (i) in writing (including by telecopy, encrypted or unencrypted) or (ii) as and to the extent set forth in Section 12.2(b) and in the proviso to this Section 12.2(a), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered or, in the case of telecopy or e-mail notice, when received, addressed to the Borrower, the Agent, or such Bank (or other holder) at its address shown across from its name on Schedule II hereto or at such other address as it may, by written notice received by the other parties to this Agreement, have designated as its address for such purpose; provided, that notices hereunder shall not be given or made to the Borrower by e-mail; provided, further, that any notice, request or demand to or upon the Agent or the Banks pursuant to Section 2.2(a) or Section 4.2 shall not be effective until received. The Borrower agrees to provide the Indenture Trustee with a copy of any notice delivered by the Borrower hereunder to the extent not otherwise provided to the Indenture Trustee pursuant to the Indenture.

                                Credit Agreement

                  Any notice given to the Guarantor, the Indenture Trustee, the Servicer or the Security Trustee shall be sent to such Person at its address shown across from its name on Schedule II hereto.

                  (b) So long as CNAI or any of its Affiliates is the Agent, the Borrower shall, if in its reasonable determination it is able to do so, provide to the Agent all information, documents and other materials that it is obligated to furnish to the Agent pursuant to this Agreement, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new borrowing or other extension of credit, (ii) relates to the payment of any principal or other amount due under this Agreement or the Indenture, (iii) relates to requests for material modifications to this Agreement or any of the other Operative Documents, (iv) relates to requests for material waivers of any provisions of this Agreement or any of the other Operative Documents, (v) relates to any material non-public information of the Borrower, (vi) provides notice of any Event of Default or (vii) is required to be delivered to satisfy any condition precedent to the (A) effectiveness of this Agreement or the Indenture and/or (B) any borrowing or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as "Communications"), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Agent to oploanswebadmin@citigroup.com. The Borrower agrees that the Agent may make the Communications available to the Banks by posting the Communications on Intralinks, Fixed Income Direct or a substantially similar electronic transmission system (the "Platform"). The Borrower acknowledges that (x) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (y) the Platform is provided "as is" and "as available", and (z) neither the Agent nor any of its Affiliates warrants the accuracy or completeness of the Communications, or the adequacy of the Platform and each expressly disclaims liability for errors or omissions in the Communications or the Platform. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM.

                  (c) Each Bank agrees that Communications may be made available to such Bank as provided above, agrees to provide to the Agent, promptly after the date of this Agreement, an e-mail address for receipt of each notice to such Bank that Communications have been posted on the Platform, and agrees that such notice to such Bank of such posting shall constitute effective delivery of such Communications to such Bank hereunder.

                  Section 12.3. Assignments; Participations. Each Bank may assign, or sell participations in, its Loans and its Commitment to one or more other Persons in accordance with this Section 12.3 (and the Borrower consents to the disclosure of any information obtained by any Bank in connection herewith to any actual or prospective Assignee or Participant):

                  12.3.1. Assignments. Any Bank may with the written consents of the Borrower and the Agent (which consents will not be unreasonably withheld or delayed) at any time assign and delegate to one or more Eligible Assignees (any Person to whom an

                                Credit Agreement
         assignment and delegation is made being herein called an "Assignee") all or any fraction of such Bank's Loans and Commitment (which assignment and delegation shall be of a constant, and not a varying, percentage of such assigning Bank's Loans and Commitment); each such assignment of a Bank's Commitment shall be in the minimum amount of $10,000,000 or in integral multiples of $1,000,000 in excess thereof; provided, that any such Assignee will comply, if applicable, with the provisions contained in the first sentence of Section 5.4(b) and in
         Section 5.4(c), Section 5.4(d), Section 5.4(e) and Section 5.4(g) and shall be deemed to have made, on the date of the effectiveness of such assignment and delegation, the representation and warranty set forth in the second sentence of Section 5.4(b); and provided, further, that the Borrower and the Agent shall be entitled to continue to deal solely and directly with such assigning Bank in connection with the interests so assigned and delegated to an Assignee until such assigning Bank and/or such Assignee shall have:

                           (i) given written notice of such assignment and
                  delegation, together with payment instructions, addresses and related information with respect to such Assignee, substantially in the form of Exhibit E, to the Borrower and the Agent;

                           (ii) provided evidence satisfactory to the Borrower
                  and the Agent that, as of the date of such assignment and delegation, the Borrower will not be required to pay any costs, fees, taxes or other amounts of any kind or nature with respect to the interest assigned in excess of those payable by the Borrower with respect to such interest prior to such assignment;

                           (iii) paid to the Agent for the account of the Agent
                  a processing fee of $2,500;

                           (iv) surrendered to the Agent the Notes (if any)
                  issued to the assignor Bank (or certified that such Notes have been lost, stolen or destroyed and indemnified the Agent in respect thereof to the Agent's reasonable satisfaction); and

                           (v) provided to the Agent evidence reasonably
                  satisfactory to the Agent that the assigning Bank has complied with the provisions of the last sentence of Section 11.6.

         Upon receipt of the foregoing items and the consents of the Borrower and the Agent, (x) the Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee, such Assignee shall have the rights and obligations of a Bank hereunder and under the other instruments and documents executed in connection herewith and (y) the assigning Bank, to the extent that rights and obligations hereunder have been assigned and delegated by it, shall be released from its obligations hereunder. The Agent may from time to time (and upon the request of the Borrower or any Bank after any change therein shall) distribute a revised Schedule I indicating any changes in the Banks party hereto or the respective Percentages of such Banks and update the Register. Within five Business Days after the Borrower's receipt of notice from the Agent of the effectiveness

                                Credit Agreement
         of any such assignment and delegation, if requested by the Assignee in accordance with Section 11.9, the Borrower shall execute and deliver to the Agent (for delivery to the relevant Assignee) new Notes in favor of such Assignee and, if the assigning Bank has retained Loans and a Commitment hereunder and if so requested by such Bank in accordance with Section 11.9, replacement Notes in favor of the assigning Bank (such Notes to be in exchange for, but not in payment of, the Notes previously held by such assigning Bank). Each such Note shall be dated the date of the predecessor Notes. The assigning Bank shall promptly mark the predecessor Notes, if any, "exchanged" and deliver them to the Borrower. Any attempted assignment and delegation not made in accordance with this Section 12.3.1 shall be null and void.

                  The foregoing consent requirement shall not be applicable in the case of, and this Section 12.3.1 shall not restrict, any assignment or other transfer by any Bank of all or any portion of such Bank's Loans or Commitment to (i) any Federal Reserve Bank (provided, that such Federal Reserve Bank shall not be considered a "Bank" for purposes of this Agreement) or (ii) any Affiliate of such Bank (provided, that the assigning or transferring Bank shall give notice of such assignment or transfer to the Agent and the Borrower). Further, the foregoing consent requirement of the Borrower shall not be applicable if an Event of Default has occurred and is continuing.

                  The Borrower, each Bank, and each Assignee acknowledge and agree that after receipt by the Agent of the items and consents required by this Section each Assignee shall be considered a Bank for all purposes of this Agreement (including without limitation Sections 5.4, 6.1, 6.4, 12.4 and 12.5) and by its acceptance of an assignment herein, each Assignee agrees to be bound by the provisions of this Agreement (including without limitation Section 5.4).

                  12.3.2. Participations. Any Bank may at any time sell to one or more commercial banks or other Persons (any such commercial bank or other Person being herein called a "Participant") participating interests in any of its Loans, its Commitment or any other interest of such Bank hereunder; provided, however, that

                           (a) no participation contemplated in this Section
         12.3.2 shall relieve such Bank from its Commitment or its other obligations hereunder;

                           (b) such Bank shall remain solely responsible for the performance of its Commitment and such other obligations hereunder and such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder, including the right to approve any amendment, modification or waiver of any provision of this Agreement (subject to Section 12.3.2(d) below);

                           (c) the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement;

                           (d) no Participant, unless such Participant is an Affiliate of such Bank, or is itself a Bank, shall be entitled to require such Bank to take or refrain from taking any

                                Credit Agreement
         action hereunder, except that such Bank may agree with any Participant that such Bank will not, without such Participant's consent, take any actions of the type described in the third sentence of Section 12.1;

                           (e) the Borrower shall not be required to pay any amount under Section 3.1, 5.4 or 6.1 that is greater than the amount which the Borrower would have been required to pay had no participating interest been sold;

                           (f) no Participant may further participate any interest in any Loan (and each participation agreement shall contain a restriction to such effect);

                           (g) to the extent permitted by applicable law, each Participant shall be considered a Bank for purposes of Section 5.4,
         Section 6.1, Section 6.4, Section 12.4 and Section 12.5 and by its acceptance of a participating interest in any Loan, Commitment or any other interest of a Bank hereunder, each Participant agrees (i) that it is bound by, and agrees to deliver all documentation required under, the provisions of Section 5.2(b) and Section 5.4 as if such Participant were a Bank, and (ii) it is not entitled to any benefits under Section
         5.4 or Section 6.1 unless it is in full compliance with all requirements imposed on Banks under any of those Sections; and

                           (h) such Bank shall have provided to the Agent evidence reasonably satisfactory to the Agent that such Bank has complied with the provisions of the last sentence of Section 11.6.

                  Any Bank (a "Granting Bank") may grant to a special purpose funding vehicle organized under the laws of the United States of America or any state thereof (a "SPV") of such Granting Bank, identified as such in writing from time to time by the Granting Bank to the Agent and the Borrower, the option to provide to the Borrower all or any part of its Loans that such Granting Bank would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided, that (i) such SPV shall be deemed to be a Participant for purposes of this Section 12.3.2, (ii) nothing herein shall constitute a commitment by any SPV to make any Loan, (iii) if a SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Bank shall be obligated to make such Loan pursuant to the terms hereof and (iv) the Borrower shall not be required to pay any amount under Section 12.4 or 12.5 that is greater than the amount which the Borrower would have been required to pay had such SPV not provided the Borrower with any part of any Loan of such Granting Bank. The making of a Loan by a SPV hereunder shall utilize the Commitment of the Granting Bank to the same extent, and as if, such Loan were made by such Granting Bank. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (any indemnity, liability or other payment obligation, including but not limited to any tax liabilities that occur by reason of such funding by the SPV, shall remain the obligation of the Granting Bank). In furtherance of the foregoing, each party hereto agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other Person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any state thereof. In addition, notwithstanding anything contrary

                                Credit Agreement
contained in this Section 12.3.2, any SPV may (i) with notice to, but without the prior written consent of the Borrower and the Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Bank providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV. This paragraph may not be amended without the written consent of any SPV at the time holding all or any part of any Loans under this Agreement (which consent shall not be unreasonably withheld or delayed).

                  Section 12.4. Costs, Expenses and Taxes. The Borrower agrees to pay on demand (a) all reasonable out-of-pocket costs and expenses of the Agent (including the reasonable fees and out-of-pocket expenses of counsel for the Agent (and of local counsel, if any, who may be retained by said counsel)), in connection with the preparation, execution, delivery and administration of this Agreement, the Notes (if any), the other Operative Documents and all other instruments or documents provided for herein or delivered or to be delivered hereunder or under any of the other Operative Documents or in connection herewith or therewith and (b) all out-of-pocket costs and expenses (including reasonable attorneys' fees and legal expenses and allocated costs of staff counsel) incurred by the Agent and each Bank in connection with the enforcement of this Agreement, the Notes (if any), any of the other Operative Documents or any such other instruments or documents. Each Bank agrees to reimburse the Agent for such Bank's pro rata share (based upon its respective Percentage) of any such costs or expenses incurred by the Agent on behalf of all the Banks and not paid by the Borrower other than any fees and out-of-pocket expenses of counsel for the Agent which exceed the amount which the Borrower has agreed with the Agent to reimburse. In addition, the Borrower agrees to pay, and to hold the Agent and the Banks harmless from all liability for, any stamp or other Taxes which may be payable in connection with the execution and delivery of this Agreement and the other Operative Documents, the borrowings hereunder, the issuance of the Notes (if any) or the execution and delivery of any other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided for in this
Section 12.4 shall survive repayment of the Loans, cancellation of the Notes (if any) or any termination of this Agreement.

                  Section 12.5. Indemnification. In consideration of the execution and delivery of this Agreement by the Agent and the Banks, the Borrower hereby agrees to indemnify, exonerate and hold each of the Banks, the Agent, the Affiliates of each of the Banks and the Agent, and each of the officers, directors, employees and agents of the Banks, the Agent and the Affiliates of each of the Banks and the Agent (collectively herein called the "Bank Parties" and individually called a "Bank Party") free and harmless from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses, including, without limitation, reasonable attorneys' fees and disbursements (collectively herein called the "Indemnified Liabilities"), incurred by the Bank Parties or any of them as a result of, or arising out of, or relating to (i) this Agreement, the Notes (if any), the other Operative Documents, the Commitment or the Loans, (ii) the direct or indirect use of proceeds of any of the Loans or any credit extended hereunder or (iii) the possession, use, operation, condition, manufacture, design, registration and maintenance of any Financed Aircraft, except for any such Indemnified Liabilities arising on account of such Bank Party's gross negligence or willful misconduct, and if and to the extent that the foregoing

                                Credit Agreement
undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Borrower agrees not to assert any claim against the Bank Parties on any theory of liability for consequential, indirect, special or punitive damages arising out of or otherwise relating to this Agreement and the Notes (if any) or any of the transactions contemplated hereby or thereby or the actual or proposed use of the proceeds of the Loans. All obligations provided for in this Section 12.5 shall survive repayment of the Loans, cancellation of the Notes (if any) or any termination of this Agreement.

                  Section 12.6. Regulation U. Each Bank represents that it in good faith is not relying, either directly or indirectly, upon any margin stock (as such term is defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System) as collateral security for the extension or maintenance by it of any credit provided for in this Agreement.

                  Section 12.7. Extension. Not more than 20 Business Days nor fewer than 5 Business Days prior to the Expected Principal Repayment Date, the Borrower may, at its option, provide notice to the Agent of the Borrower's election to extend the maturity of the Loans by an additional one-year period to the Final Maturity Date, during which Amortization Period the Borrower shall be required to repay the Loans in 12 equal monthly installments. The Borrower shall provide such notice of exercise by means of a letter, addressed to each such Bank and the Agent and delivered to the Agent, substantially in the form of Exhibit F. Upon the Agent's receipt of an executed copy of such notice, the maturity shall be so extended.

                  Section 12.8. Captions. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

                  Section 12.9. Governing Law; Severability. THIS AGREEMENT AND EACH NOTE (IF ANY) SHALL BE A CONTRACT MADE UNDER, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. All obligations of the Borrower and the rights of the Agent, the Banks and any other holders of the Loans expressed herein or in the Notes (if any) shall be in addition to and not in limitation of those provided by applicable law. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  Section 12.10. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. When counterparts of this Agreement executed by each party shall have been lodged with the Agent (or, in the case of any Bank as to which an executed counterpart shall not have been so lodged, the Agent shall have received facsimile or other written confirmation of execution of a counterpart hereof by such Bank), this Agreement shall become effective as of the date hereof and the Agent shall so inform all of the parties hereto.

                                Credit Agreement

                  Section 12.11. Further Assurances. The Borrower agrees to do such other acts and things, and to deliver to the Agent and each Bank such additional agreements, powers and instruments, as the Agent or any Bank may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to better assure and confirm unto the Agent and each Bank their respective rights, powers and remedies hereunder.

                  Section 12.12. Successors and Assigns. This Agreement shall be binding upon the Borrower, the Banks and the Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Banks and the Agent and the respective successors and assigns of the Banks and the Agent. The Borrower may not assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of all of the Banks.

                  Section 12.13. Waiver of Jury Trial. THE BORROWER, THE AGENT AND EACH BANK HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

                  Section 12.14. No Fiduciary Relationship. The Borrower acknowledges that neither the Agent nor any Bank has any fiduciary relationship with, or fiduciary duty to, the Borrower arising out of or in connection with this Agreement, the Notes (if any) or the transactions contemplated hereby, and the relationship between the Agent and the Banks, on the one hand, and the Borrower, on the other, in connection herewith or therewith is solely that of creditor and debtor. This Agreement does not create a joint venture among the parties.

                  Section 12.15. Benefits. Nothing in this Agreement or in any Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy, claim under this Agreement.

                  Section 12.16. Removal of Banks; Successor Banks.

                  (a) With respect to any Bank (i) on account of which the Borrower is required to make any deductions or withholdings or pay any additional amounts, as contemplated by Section 5.4, (ii) on account of which the Borrower is required to pay any additional amounts, as contemplated by Section
6.1 or (iii) for which it is illegal to make a Loan, as contemplated by Section 6.3, the Borrower may in its discretion, upon not less than 30 days' prior written notice to the Agent and each Bank, remove such Bank as a party hereto. Each such notice shall specify the date of such removal (which shall be a Business Day and, if such Bank has any outstanding Loans, shall (unless otherwise agreed by such Bank) be on the last day of the Loan Period for such Loans), which shall thereupon become the scheduled Termination Date for such Bank.

                  (b) In the event that any Bank is the subject of a notice of removal pursuant to subsection (a) above, then, at any time prior to the Termination Date for such Bank (a

                                Credit Agreement

"Terminating Bank"), the Borrower may, at its option, arrange to have one or more other Eligible Assignees (which may be a Bank or Banks, or if not a Bank, shall be acceptable to the Agent (such acceptance not to be unreasonably withheld or delayed), and each of which shall herein be called a "Successor Bank") with the approval of the Agent (such approval not to be unreasonably withheld or delayed) succeed to all or a percentage of the Terminating Bank's outstanding Loans, if any, and rights under this Agreement and assume all or a like percentage (as the case may be) of such Terminating Bank's undertaking to make Loans pursuant hereto and other obligations hereunder (as if no such notice of removal had been given by the Borrower). Such succession and assumption shall be effected by means of one or more agreements supplemental to this Agreement among the Terminating Bank, the Successor Bank, the Borrower and the Agent. On and as of the effective date of each such supplemental agreement (i) each Successor Bank party thereto shall be and become a Bank for all purposes of this Agreement and to the same extent as any other Bank hereunder and shall be bound by and entitled to the benefits of this Agreement in the same manner as any other Bank and (ii) the Borrower agrees to pay to the Agent for the account of the Agent a processing fee of $2,500 for each such Successor Bank which is not a Bank.

                  (c) On the Termination Date for any Terminating Bank, such Terminating Bank's Commitment shall terminate and the Borrower shall pay in full all of such Terminating Bank's Loans (except to the extent assigned pursuant to subsection (b) above) and all other amounts payable to such Bank hereunder (including any amounts payable pursuant to Section 6.4 on account of such payment); provided, that if an Event of Default or Unmatured Event of Default exists on the date scheduled as any Terminating Bank's Termination Date, payment of such Terminating Bank's Loans shall be postponed to (and, for purposes of calculating commitment fees under Section 3.4 and determining the Required Banks (except as provided below), but for no other purpose, such Terminating Bank's Commitment shall continue until) the first Business Day thereafter on which (i) no Event of Default or Unmatured Event of Default exists (without regard to any waiver or amendment that makes this Agreement less restrictive for the Borrower, other than as described in clause (ii) below) or (ii) the Required Banks (which for purposes of this subsection (d) shall be determined based upon the respective Percentages and aggregate Commitments of all Banks other than any Terminating Bank whose scheduled Termination Date has been extended pursuant to this proviso) waive or amend the provisions of this Agreement to cure all existing Events of Default or Unmatured Events of Default or agree to permit any borrowing hereunder notwithstanding the existence of any such event. In the event that CNAI or its Affiliates shall become a Terminating Bank and only if there are Banks hereunder other than CNAI, the Required Banks with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed) shall appoint another Bank or other Person as Agent, which shall have all of the rights and obligations of the Agent upon the effective date of and pursuant to an agreement supplemental hereto among the Borrower and the Banks, and thereupon CNAI, as Agent, shall be relieved from its obligations as Agent hereunder, it being understood that the provisions of Section 11 shall inure to the benefit of CNAI as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no such successor Agent shall be appointed within 30 days of the Termination Date of the Agent, then the Agent shall, on behalf of the Banks, appoint a successor Agent in accordance with the provisions set forth in Section 11.8 for a resigning Agent.

                                Credit Agreement

                  (d) To the extent that all or a portion of any Terminating Bank's obligations are not assumed pursuant to subsection (b) above, the Aggregate Commitment shall be reduced on the applicable Termination Date and each Bank's percentage of the reduced Aggregate Commitment shall be revised pro rata to reflect such Terminating Bank's absence. The Agent shall distribute a revised Schedule I indicating such revisions promptly after the applicable Termination Date and update the Register accordingly. Such revised Schedule I shall be deemed conclusive in the absence of demonstrable error.

                  (e) So long as the Terminating Bank is not CNAI, the Agent agrees to use reasonable commercial efforts to assist the Borrower in locating one or more commercial banks or other financial institutions to replace any Terminating Bank prior to such Terminating Bank's Termination Date.

                                Credit Agreement

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                  ILFC RHINO II LLC

                                  By: /s/ Alan H. Lund
                                     ----------------------------------
                                     Name: Alan H. Lund
                                     Title: Chief Financial Officer

                                  By: /s/ Pamela S. Hendry
                                     ----------------------------------
                                     Name: Pamela S. Hendry
                                     Title: Treasurer

                                Credit Agreement

Agent:                            CITICORP NORTH AMERICA INC.,
                                  as Agent

                                  By: /s/ Peter C. Bickford
                                     ----------------------------------
                                     Name: Peter C. Bickford
                                     Title: Vice President

                                Credit Agreement

Banks:                            CITICORP NORTH AMERICA INC.

                                  By: /s/ Peter C. Bickford
                                     ----------------------------------
                                     Name: Peter C. Bickford
                                     Title: Vice President

                                Credit Agreement

                                   Schedule I

                                Schedule of Banks

              BANK                            COMMITMENT
-----------------------------------------------------------------------
    Citicorp North America Inc.             $500,000,000

                                   Schedule I

                                   Schedule II

                               Address for Notices

          PARTY                                   ADDRESS FOR NOTICES
-----------------------------           -------------------------------------------
Borrower                                ILFC Rhino II LLC
                                        c/o International Lease Finance Corporation
                                        10250 Constellation Boulevard
                                        34th Floor
                                        Los Angeles, California 90067
                                        Attn:  Legal Department
                                        Fax: (310) 788-1990
                                        Tel: (310) 788-1999

Agent                                   Citicorp North America Inc.
                                        2 Penns Way, Suite 200,
                                        New Castle, DE 19720,
                                        Attn: Carolyn Figueroa
                                        Tel: (302) 894-6089
                                        Fax: (212) 994-0847

Citicorp North America Inc.,            Citicorp North America Inc.
as Bank                                 2 Penns Way, Suite 200,
                                        New Castle, DE 19720,
                                        Attn: Carolyn Figueroa
                                        Tel: (302) 894-6089
                                        Fax: (212) 994-0847

        OTHER PERSONS                               ADDRESS FOR NOTICES
-----------------------------           -------------------------------------------
Guarantor                               International Lease Finance Corporation
                                        10250 Constellation Boulevard, 34th Floor
                                        Los Angeles, California 90067
                                        Attn:  Legal Department
                                        Fax: (310) 788-1990
                                        Tel: (310) 788 -1999

Indenture Trustee                       Deutsche Bank Trust Company Americas
                                        60 Wall Street
                                        New York, New York  10005
                                        Attn: Susan Barstock
                                        Fax: (212) 797-8606
                                        Tel: (212) 250-8522

Servicer                                International Lease Finance Corporation
                                        10250 Constellation Boulevard, 34th Floor
                                        Los Angeles, California 90067
                                        Attn: Legal Department

                                        Fax: (310) 788-1990
                                        Tel: (310) 788-1999

Security Trustee                        Citicorp North America Inc.
                                        111 Wall Street, Floor 14, Zone 3
                                        New York, NY  10005
                                        Attn: Barbara Bennett, AVP
                                        Fax: (212) 657-2762
                                        Tel: (212) 657-5810

Reference Agent                         Citicorp North America Inc.
                                        2 Penns Way, Suite 200,
                                        New Castle, DE 19720,
                                        Attn: Carolyn Figueroa
                                        Tel: (302) 894-6089
                                        Fax: (212) 994-0847